Exhibit 99.1

Century Therapeutics Reports Third Quarter 2021 Financial Results and Provides Business Updates

Lead program, CNTY-101 in relapsed/refractory non-Hodgkin’s lymphoma, remains on track for IND filing in mid-2022

Pre-clinical data from CNTY-101 program and CAR-iT platform to be presented at the ASH Annual Meeting

Research and development update to be held on Thursday, December 16, 8:00-9:30 AM EST

Made significant investment in building in-house manufacturing facility and new laboratory space

Ended third quarter with cash, cash equivalents, and marketable securities of $400.3M

PHILADELPHIA, November 10, 2021 (GLOBE NEWSWIRE) -- Century Therapeutics, Inc., (NASDAQ: IPSC), an innovative biotechnology company developing induced pluripotent stem cell (iPSC)-derived cell therapies in immuno-oncology, today reported financial results and business highlights for the third quarter ended September 30, 2021.

“We continue to deepen investments in cellular reprogramming, genetic engineering, and manufacturing, in order to advance our iPSC platforms, with an ultimate goal of developing therapies that can meaningfully advance cancer care,” said Lalo Flores, Chief Executive Officer, Century Therapeutics. “We are making tangible progress in advancing our lead candidate, CNTY-101, into the clinic, with our IND filing on track for mid-2022. Additionally, through our recently announced collaboration with Outpace Bio, we are further investing in new technologies as we execute on our vision of building a next-generation cell therapy platform. We expect to provide scientific updates on our programs later this year and at our upcoming virtual research and development update.”

Business Highlights

•	Entered into a research collaboration agreement with Outpace Bio to explore Outpace’s protein solutions for cell therapy to potentially enhance the functionality of Century’s iPSC platform. The collaboration’s initial program will focus on hematological malignancies with an option to expand to additional candidates.

•	Included in the small-cap Russell 2000® Index as a part of the 3Q21 Russell Indexes IPO additions.

Upcoming Milestones

•	Pre-clinical data from the Company’s CNTY-101 program and CAR-iT platform to be presented in two posters at the upcoming American Society of Hematology (ASH) Annual Meeting and Exposition on December 11-14, 2021 in Atlanta, Georgia, and virtually.

•	Virtual research and development update to be held on Thursday, December 16, 2021 from 8:00-9:30 AM EST. Century’s management team will discuss an update on the Company’s iPSC technology platform and pipeline. Eduardo Sotomayor, M.D., Director of the Cancer Institute at Tampa General Hospital, will discuss the current treatment paradigm for B-cell malignancies. For additional information on how to access the event, please visit the Events & Presentations section of Century’s website.

•	Current Good Manufacturing Practice (cGMP) manufacturing facility expected to be operational in early 2022.

•	CNTY-101 IND filing remains on track for mid-2022.

Third Quarter 2021 Financial Results

•	Cash Position: Cash, cash equivalents, and marketable securities were $400.3 million as of September 30, 2021, as compared to $440.0 million as of June 30, 2021.

•	Research and Development (R&D) expenses: R&D expenses were $19.5 million for the three months ended September 30, 2021, compared to $10.8 million for the same period in 2020. The increase in R&D expenses was primarily due to an increase in personnel expenses related to increased headcount to expand the Company’s research and development capabilities, costs for preclinical studies, costs for laboratory supplies, and facility costs.

•	General and Administrative (G&A) expenses: G&A expenses were $6.3 million for the three months ended September 30, 2021, compared to $2.3 million for the same period in 2020. The increase was primarily due to an increase in personnel related expense due to an increase in employee headcount and an increase in the Company’s professional fees as a result of expanded operations to support the Company’s infrastructure as well as additional costs to operate as a public company.

•	Net loss: Net loss was $26.0 million for the three months ended September 30, 2021, compared to $13.1 million for the same period in 2020.

About Century Therapeutics

Century Therapeutics, Inc. (NASDAQ: IPSC) is harnessing the power of adult stem cells to develop curative cell therapy products for cancer that we believe will allow us to overcome the limitations of first-generation cell therapies. Our genetically engineered, iPSC-derived iNK and iT cell product candidates are designed to specifically target hematologic and solid tumor cancers. We are leveraging our expertise in cellular reprogramming, genetic engineering, and manufacturing to develop therapies with the potential to overcome many of the challenges inherent to cell therapy and provide a significant advantage over existing cell therapy technologies.   We believe our commitment to developing off-the-shelf cell therapies will expand patient access and provide an unparalleled opportunity to advance the course of cancer care. For more information on Century Therapeutics please visit https://www.centurytx.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of, and made pursuant to the safe harbor provisions of, The Private Securities Litigation Reform Act of 1995. All statements contained in this press release, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, statements regarding our cash and financial resources, our clinical development plans, and the development of our U.S. manufacturing facility are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this presentation are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control, including, among others: our ability to successfully advance our current and future product candidates through development activities, preclinical studies, and clinical trials; our reliance on the maintenance of certain key collaborative relationships for the manufacturing and development of our product candidates; the timing, scope and likelihood of regulatory filings and approvals, including final regulatory approval of our product candidates; the impact of the COVID-19 pandemic on our business and operations; the performance of third parties in connection with the development of our product candidates, including third parties conducting our future clinical trials as well as third-party suppliers and manufacturers; our ability to successfully commercialize our product candidates and develop sales and marketing capabilities, if our product candidates are approved; and our ability to maintain and successfully enforce adequate intellectual property protection. These and other risks and uncertainties are described more fully in the “Risk Factors” section of our most recent filings with the Securities and Exchange Commission and available at www.sec.gov. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

For More Information:

Company: Elizabeth Krutoholow – investor.relations@centurytx.com

Investors: Melissa Forst/Maghan Meyers – century@argotpartners.com

Media: Joshua R. Mansbach – century@argotpartners.com

Century Therapeutics, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(in thousands)

	September 30,
	2021	December 31,
	(unaudited)	2020
Assets
Current assets:
Cash and cash equivalents	$101,292	$27,211
Short-term investments	193,860	48,542
Prepaid expenses and other current assets	5,246	3,044
Total current assets	300,398	78,797
Property and equipment, net	48,626	15,385
Operating lease right-of-use asset, net	12,037	9,392
Long-term investments	105,193	1,053
Other long-term assets	3,471	2,149
Total assets	$469,725	$106,776
Liabilities, convertible preferred stock, and stockholders' equity
Current liabilities:
Accounts payable	$11,644	$8,082
Accrued expenses and other liabilities	8,224	4,030
Total current liabilities	19,868	12,112
Operating lease liability	14,750	11,679
Long-term debt, net	9,865	9,636
Other long-term liabilities	2,254	-
Total liabilities	46,737	33,427
Non-cumulative convertible preferred stock	-	179,761
Stockholders' equity:
Common stock	5	1
Additional paid-in capital	783,018	217,832
Subscription receivable	-	(31,900)
Accumulated deficit	(359,972)	(292,342)
Accumulated other comprehensive loss	(63)	(3)
Total stockholders' equity	422,988	(106,412)
Total liabilities and stockholders' equity	$469,725	$106,776

Century Therapeutics, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating expenses
Research and development	$19,545	$10,812	$53,852	$27,239
General and administrative	6,282	2,319	13,058	6,679
Write off of in-process research and development asset	-	-	-	4,722
Total operating expenses	25,827	13,131	66,910	38,640
Loss from operations	(25,827)	(13,131)	(66,910)	(38,640)
Interest expense	(322)	(59)	(954)	(59)
Other income, net	140	120	234	655
Net loss	$(26,009)	$(13,070)	$(67,630)	$(38,044)
Unrealized (loss) gain on investments	(33)	(79)	(28)	45
Foreign currency translation adjustment	(27)	(2)	(32)	(2)
Comprehensive loss	$(26,069)	$(13,151)	$(67,690)	$(38,001)
Net loss per common share - Basic and Diluted	$(0.48)	$(1.75)	$(2.72)	$(5.08)
Weighted average common shares outstanding	54,472,650	7,481,861	24,838,250	7,481,861